UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 20, 2010

 KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064
       (Address of principal executive offices)                   (Zip code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of our stockholders on May 20, 2010, Kilroy Realty Corporation’s (the “Company”) stockholders elected the following six directors to the Board to serve until the annual meeting of stockholders in the year 2011, and until their successors are duly elected and qualify: John B. Kilroy, Sr. (35,936,275 votes for and 3,211,086 votes withheld), John B. Kilroy, Jr. (36,749,870 votes for and 2,397,491 votes withheld), Edward F. Brennan, Ph.D. (29,048,671 votes for and 10,098,690 votes withheld), William P. Dickey (28,891,333 votes for and 10,256,028 votes withheld), Scott S. Ingraham (31,671,430 votes for and 7,475,931 votes withheld), and Dale F. Kinsella (32,557,958 votes for and 6,589,403 votes withheld).  The Company’s stockholders also voted on a Company proposal to amend the Kilroy Realty 2006 Incentive Award Plan (24,265,989 votes for, 14,871,207 votes against, and 10,165 abstentions).

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

Date: May 20, 2010	By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller